Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF
ANACOR PHARMACEUTICALS, INC.

Anacor Pharmaceuticals, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  The name of this corporation is Anacor Pharmaceuticals, Inc.

SECOND:  The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 14, 2000, under the name “AnaMax, Inc.”

THIRD:  The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

I.

The name of this corporation is Anacor Pharmaceuticals, Inc.

II.

The address of the registered office of this corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, and the name of the registered agent of this corporation in the State of Delaware at such address is CorpAmerica, Inc.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

IV.

A.                                    This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which this corporation is authorized to issue is 110,000,000 shares. 100,000,000 shares shall be Common Stock, each having a par value of $0.001.  10,000,000 shares shall be Preferred Stock, each having a par value of $0.001.

B.                                    The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of this corporation (the “Board of Directors”) is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL.  The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of this corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

C.                                    Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of this corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

V.

For the management of the business and for the conduct of the affairs of this corporation, and in further definition, limitation and regulation of the powers of this corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.

1.                                      MANAGEMENT OF BUSINESS

The management of the business and the conduct of the affairs of this corporation shall be vested in its Board of Directors.  The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

2.                                      BOARD OF DIRECTORS

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively.  The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective.  At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years.  At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years.  At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years.  At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.                                      REMOVAL OF DIRECTORS

a.                                       Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause.

b.                                       Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of this corporation entitled to vote generally at an election of directors, voting together as a single class.

4.                                      VACANCIES

Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

B.

1.                                      BYLAW AMENDMENTS.  Subject to the rights of the holders of any series of Preferred Stock that may be designated from time to time, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of this corporation.  Any adoption, amendment or repeal of the Bylaws of this corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors.  The stockholders shall also have power to adopt, amend or repeal the Bylaws of this corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this corporation required by law or by this Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class.

2.                                      The directors of this corporation need not be elected by written ballot unless the Bylaws so provide.

3.                                      No action shall be taken by the stockholders of this corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.  No action shall be taken by the stockholders of this corporation by written consent or electronic transmission.

4.                                      Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of this corporation shall be given in the manner provided in the Bylaws of this corporation.

VI.

A.                                    The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

B.                                    Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

A.                                    This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.                                    Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of this corporation required by law or by this Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

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FOURTH:  This Amended and Restated Certificate of Incorporation has been duly adopted and approved by the Board of Directors of this corporation.

FIFTH:  This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the Board of Directors and the stockholders of this corporation.  This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, Anacor Pharmaceuticals, Inc., has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer in Palo Alto, California this 30th day of November, 2010, who affirms that the statements made herein are true and correct.

ANACOR PHARMACEUTICALS, INC.

By:	/s/ David P. Perry
David P. Perry
President and Chief Executive Officer